SCHEDULE 14A INFORMATION
     PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as permitted by
[_] Definitive Proxy Statement                Rule 14a-6(e)(2))

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         COMPASS BANCSHARES, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                         COMPASS BANCSHARES, INC.
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                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3) .

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

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[Company Logo Appears Here]  Compass Bancshares


Dear Compass Bancshares Shareholder:

Enclosed is proxy material from Compass Bancshares for the Annual Meeting of Shareholders to be held on April 11, 1995.

Because you hold your shares through a bank or broker, we have taken the liberty of forwarding to you a complimentary copy of our most recent proxy material. We are providing this material for informational purposes only. In the near future, you can expect to receive a duplicate set of material, including a WHITE proxy card for voting, from your custodian bank or broker.

BECAUSE THE TIME BEFORE THE MEETING IS SHORT, AND THE POSSIBILITY OF DELAYS IN
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YOUR RECEIPT OF THIS MATERIAL, YOU MAY VOTE YOUR SHARES IMMEDIATELY BY CALLING
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YOUR BROKER AND DIRECTING HIM/HER TO VOTE YOUR SHARES.
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Thank You,


Compass Bancshares



                                   IMPORTANT
                                   ---------

 If you have already executed a blue proxy card you have every legal right to change your vote and revoke that proxy by signing, dating and returning the
                  WHITE proxy that you will receive shortly.

                Remember - only the latest dated proxy counts.

  IF YOU HAVE ANY QUESTIONS ON HOW TO VOTE YOUR SHARES, PLEASE CALL OUR PROXY
                                  SOLICITOR:
               MORROW & CO., INC. at (800) 566-9061 (toll free).